                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                             Cygnus, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                                                  April __, 2000

Dear Cygnus Stockholders:

         You are cordially invited to attend the 2000 Annual Meeting of Stockholders (the "Annual Meeting") of Cygnus, Inc. ("Cygnus" or the "Company"), which will be held on May 9, 2000, at 1:30 p.m. local time, at Holbrook-Palmer Park, 150 Watkins Avenue, Atherton, California 94027.

         At this year's Annual Meeting, you will be asked to elect five directors for the next year and reappoint Ernst & Young LLP as the Company's independent auditors. Additionally, the Board of Directors is recommending that you approve the amendments to the Company's Amended 1991 Employee Stock Purchase Plan and the 1999 Stock Incentive Plan to increase the number of shares available under the plans. The accompanying Notice of Annual Meeting and Proxy Statement describe these proposals. We urge you to read this information carefully.

         Also included in this package is Cygnus' 1999 Annual Report and Form 10-K. The Annual Report is in summary form, and contains our letter to stockholders and highlights of operations. You will find the Company's audited consolidated financial statements included as part of the Form 10-K.

         Whether or not you plan to attend the Annual Meeting, please sign, date, and return the enclosed proxy promptly in the accompanying reply envelope. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so by giving notice and voting in person at the Annual Meeting.

         I hope to see you at the Annual Meeting. Should you require directions to the Annual Meeting, please contact the Company's headquarters at (650) 369-4300.

                                      Sincerely yours,

                                      John C Hodgman
                                      CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE
                                       OFFICER

                                  CYGNUS, INC.

                                   -----------


                                       1.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD ON MAY 9, 2000


TO THE STOCKHOLDERS:

         NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of Stockholders of Cygnus, Inc., a Delaware corporation ("Cygnus" or the "Company"), will be held on May 9, 2000, at 1:30 p.m. local time, at Holbrook-Palmer Park, 150 Watkins Avenue, Atherton, California 94027 to act on the following matters:

         1. To re-elect five directors of the Company to serve until the next Annual Meeting or the election of their successors.

         2. To approve an amendment to the Amended 1991 Employee Stock Purchase Plan to increase the number of shares of Common Stock authorized for issuance over the term of the Purchase Plan by an additional 700,000 shares.

         3. To approve an amendment to the 1999 Stock Incentive Plan to increase the number of shares of Common Stock authorized for issuance thereunder by an additional 2,000,000 shares.

         4. To re-appoint Ernst & Young LLP to serve as the Company's independent auditors.

         5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         Only stockholders of record at the close of business on March 10, 2000 are entitled to notice of and to vote at the Annual Meeting. The stock transfer books of the Company will remain open between the record date and the date of the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the corporate offices of the Company.

         All stockholders are cordially invited to attend the Annual Meeting in person. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE SIGN, DATE, AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE PROVIDED. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to ensure that all your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

                                   BY ORDER OF THE BOARD OF DIRECTORS


                                   Barbara G. McClung
                                   SECRETARY

                                   Redwood City, California

--------------------------------------------------------------------------------
                             YOUR VOTE IS IMPORTANT

TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU HAVE PREVIOUSLY RETURNED A PROXY.
--------------------------------------------------------------------------------


                                       2.

                                  CYGNUS, INC.
                               400 Penobscot Drive
                         Redwood City, California 94063

                                   -----------

                                 PROXY STATEMENT

                                   -----------

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD ON MAY 9, 2000

                                   -----------

GENERAL

         The enclosed proxy is solicited on behalf of the Board of Directors of Cygnus, Inc., a Delaware corporation (the "Company" or "Cygnus") for use at the Annual Meeting of Stockholders to be held on May 9, 2000, at 1:30 p.m. local time, or at any adjournment or postponement thereof, for the purposes set forth herein (the "Annual Meeting"). The Annual Meeting will be held at Holbrook-Palmer Park, 150 Watkins Avenue, Atherton, California 94027. These proxy solicitation materials were mailed on or about April 7, 2000 to all stockholders entitled to vote at the Annual Meeting.

PROXIES AND SOLICITATION COSTS

         The enclosed proxy is solicited by the Company's Board of Directors and, when the proxy card is properly completed and returned, it will be voted as directed by the stockholder on the proxy card. Stockholders are urged to specify their choices on the enclosed proxy card. If a proxy card is signed and returned without choices specified, in the absence of contrary instructions, the shares of Common Stock represented by such proxy will be voted "FOR" Proposals 1, 2, 3 and 4 described in the accompanying Notice and this Proxy Statement and will be voted in the proxy holders' discretion as to other matters that may properly come before the Annual Meeting. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by (i) delivering to the Company, Attention: Chief Financial Officer at 400 Penobscot Drive, Redwood City, CA 94063, a written notice of revocation or duly executed proxy bearing a later date, or (ii) attending the Annual Meeting and voting in person.

         The cost of soliciting proxies will be borne by the Company. The Company expects to reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of the Company's directors, officers, regular employees or outside vendors in person or by telephone, facsimile or email. No additional compensation will be paid to directors, officers or other regular employees for such services.

RECORD DATE, SHARE OWNERSHIP AND VOTING

         Only holders of Common Stock of record at the close of business on March 10, 2000, the record date and time fixed by the Board of Directors, are entitled to notice of and to vote at the Annual Meeting. At the record date, 25,569,503 shares of the Common Stock were issued and outstanding and there were 641 stockholders of record. Each holder of shares of Common Stock is entitled to one vote for each share of Common Stock held on the record date on each of the proposals presented in this Proxy Statement.

         A majority of the shares of Common Stock entitled to vote, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Directors will be elected by plurality vote. The five nominees for election as directors at the 2000 Annual Meeting of Stockholders who receive the greatest number of votes cast for the election of directors at that meeting by the holders of the Company's Common Stock entitled to vote at that meeting shall become directors at the conclusion of the tabulation of votes. The affirmative vote of a majority of the Company's outstanding shares having voting power present in person or represented by proxy and authorized and entitled to vote at the Annual Meeting is required to adopt the proposals relating to approval of the amendments to the Amended 1991 Employee Stock Purchase Plan and 1999 Stock Incentive Plan. The other matters submitted for stockholder approval at the Annual Meeting will be decided by the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on all proposals except the election of directors and will be counted as present for purposes of determining the existence of a quorum regarding the item on which the abstention is noted. If shares are not voted by the broker who is the record holder of the shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld


                                       3.

with respect to any matter, these non-voted shares are not deemed to be present or represented for purposes of determining whether stockholder approval of that matter has been obtained.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Such officers, directors and 10% stockholders are also required by SEC rules to furnish the Company with copies of all forms which they file pursuant to Section 16(a). Based solely on its review of the copies of such forms received by it and representations from certain reporting persons that no filings were required for such persons, the Company believes that its officers, directors and 10% stockholders complied with all applicable Section 16(a) filing requirements for the 1999 fiscal year.

                                   -----------

         THE ANNUAL REPORT OF THE COMPANY FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999 HAS BEEN MAILED CONCURRENTLY WITH THE MAILING OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT TO ALL STOCKHOLDERS ENTITLED TO NOTICE OF AND TO VOTE AT THE ANNUAL MEETING. THE ANNUAL REPORT IS NOT INCORPORATED INTO THIS PROXY STATEMENT AND IS NOT CONSIDERED PROXY SOLICITING MATERIAL. IN COMPLIANCE WITH RULE 14a-3 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, THE COMPANY HEREBY UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON, UPON WRITTEN REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL SCHEDULES THERETO. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO CYGNUS, INC., ATTENTION: CORPORATE COMMUNICATIONS, 400 PENOBSCOT DRIVE, REDWOOD CITY, CALIFORNIA 94063.


                                       4.

                      PROPOSAL ONE--RE-ELECTION OF DIRECTORS

         A board of five directors will be elected at the 2000 Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the five nominees to the Board of Directors named below. If a nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the proxy holders to fill such vacancy. However, it is not expected that any nominee will be unable or will decline to serve as a director. If a nomination is made to elect an individual to the vacant position on the Board, the proxy holders will propose a nominee to fill such position and vote all proxies received by them to ensure the election of as many of the Company's nominees as possible. If stockholders nominate persons other than the Company's nominees for election as directors, the proxy holders will vote all proxies received by them to ensure the election of as many of the Company's nominees as possible. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until the director's successor has been elected. The Company's Bylaws fix the Board at seven directors. Following the Annual Meeting, there will be two vacancies on the Board.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED
NOMINEE.

NAME OF NOMINEE                                   AGE                        PRINCIPAL OCCUPATION                         DIRECTOR
---------------                                   ---                        --------------------                           SINCE
                                                                                                                            -----

Frank T. Cary.................................     79     Former Chairman and Chief Executive Officer of International          1992
                                                          Business Machines Corporation
John C Hodgman................................     46     Chairman of the Board of Directors, President and Chief               1998
                                                          Executive Officer of Cygnus
Andre F. Marion...............................     64     Vice Chairman of the Board of Directors of Cygnus, Former Vice        1994
                                                          President of The Perkin-Elmer Corporation; Former Chairman and
                                                          Chief Executive Officer of Applied Biosystems, Inc.
Richard G. Rogers.............................     71     Former President and Chief Operating Officer of Syntex                1989
                                                          Corporation
Walter B. Wriston.............................     80     Former Chairman and Chief Executive Officer of                        1992
                                                          Citicorp/Citibank, N.A.

BUSINESS EXPERIENCE OF NOMINEES FOR RE-ELECTION AS DIRECTORS

         Mr. Cary has served as a director of Cygnus since July 1992. He was Chairman of the Board and Chief Executive Officer of International Business Machines Corporation ("IBM") from 1973 until 1981. Mr. Cary is also a director of Celgene Corporation, ICOS Corporation, Lexmark International, Inc., TELTREND, Inc., and VION Pharmaceuticals, Inc.

         Mr. Hodgman, Chairman of the Board, President and Chief Executive Officer of Cygnus, also served as President, Cygnus Diagnostics from May 1995 to August 1998, for which he was responsible for all commercialization efforts for the GlucoWatch-Registered Trademark- system, and was also Chief Financial Officer. He was appointed President, Chief Executive Officer and Director of Cygnus in August 1998 and was appointed Chairman of the Board of Directors of Cygnus in July 1999. Mr. Hodgman joined Cygnus in August 1994 as Vice President, Finance and Chief Financial Officer. Prior to joining Cygnus, Mr. Hodgman served as Vice President of Operations and Finance and Chief Financial Officer for Central Point Software, a personal computer and networking software company. Prior to that, he was the Vice President of Finance and Administration and Chief Financial Officer of Ateq Corporation.

         Mr. Marion was appointed Vice Chairman of the Board of Directors of Cygnus in August 1998. He has served as a director of Cygnus since August 1994. Mr. Marion was a founder of Applied Biosystems, Inc., a supplier of instruments for biotechnology research, and served as its Chairman of the Board of Directors and Chief Executive Officer from 1981 until February 1993, when it merged with The Perkin-Elmer Corporation, a manufacturer of analytical instruments. Mr. Marion served as Vice President of The Perkin-Elmer Corporation and President of its Applied Biosystems Division until his retirement in February 1995. Mr. Marion is also a director of Molecular Devices Corp., Applied Imaging Corporation, Aclara BioSciences, Inc. and several private companies.

         Mr. Rogers has served as a director of Cygnus since October 1989. He was President and Chief Operating Officer of Syntex Corporation, a pharmaceutical company, from 1982 until his retirement in 1985.

         Mr. Wriston has served as a director of Cygnus since July 1992. He was Chairman of the Board of Directors of Citicorp/Citibank, N.A. from 1970 through 1984 and its Chief Executive Officer from 1967 until his retirement in 1984. Mr. Wriston is also a director of ICOS Corporation, VION Pharmaceuticals, Inc., York International Corporation and one private company.


                                       5.

BOARD MEETINGS AND COMMITTEES

         The Board of Directors of the Company held five regularly scheduled meetings during the 1999 fiscal year. Each of the nominees who was a director during the entire fiscal year attended or participated in 75% or more of the aggregate number of meetings of the Board of Directors and the committees of the Board on which the director served. The Board of Directors has an Audit Committee, a Compensation Committee and an Employee Stock Option Committee. There is no nominating committee or any committee performing the functions of a nominating committee.

         The Audit Committee, which consisted of independent non-employee directors Wriston (chair), Cary, Marion and Rogers, in fiscal 1999 held two regularly scheduled meetings. The principal functions of the Audit Committee are to recommend engagement of the Company's independent auditors, to review and approve the services performed by the Company's independent auditors and to review the Company's accounting principles, internal control structure, policies and procedures.

         The Compensation Committee, which also consisted of independent non-employee directors Cary (chair), Marion, Rogers and Wriston, in fiscal 1999 held one regularly scheduled meeting and three special meetings. The Compensation Committee establishes the Company's executive compensation policy, approves the bonus plans and incentive option plans, and grants stock options to officers.

         The Employee Stock Option Committee, which consisted of director Hodgman and former director Gary W. Cleary from January 1999 until July 9, 1999 and consisted of director Hodgman for the remainder of fiscal year 1999, in fiscal 1999 held four regularly scheduled meetings and three special meetings. The Employee Stock Option Committee was established by the Board of Directors in mid-1992 to grant stock options to the Company's employees (other than officers of the Company) and consultants under the Company's stock plans, and such Committee is currently responsible for making grants under the Company's 1999 Stock Incentive Plan (the "1999 Plan").

COMPENSATION OF DIRECTORS

         All non-employee directors of the Company receive $3,750 per fiscal quarter, a $1,000 fee for each Board meeting and a $500 fee per committee meeting (including in each case telephonic meetings). Non-employee directors are also eligible to receive periodic option grants under the Automatic Option Grant Program in effect for them under the Company's 1999 Plan. Automatic option grants are made under the 1999 Plan as follows: (i) on the first trading day in June of the year the non-employee Board member is first elected or appointed as such, he or she will automatically receive an option grant for 6,000 shares of Common Stock; and (ii) on the first trading day in June of each subsequent year that such person continues to serve as a non-employee Board member, he or she will automatically receive an additional option for that number of shares which is equal to 110% of the shares that were subject to the previous year's grant. In addition, any person who becomes a non-employee Board member after the first trading day in June but before December 31 of any year will receive his or her initial automatic grant on the date of his or her initial election or appointment to cover the option that person would have received on the first trading day in June of that year had the Board member then been eligible. Each automatic option grant under the 1999 Plan has a price equal to 100% of the fair market value of the Common Stock on the option grant date and becomes exercisable for the option shares on the first anniversary of such grant date.

         On June 1, 1999, directors Cary, Rogers and Wriston each received an automatic option grant under the 1999 Plan for 11,693 shares, and director Marion received an automatic grant for 10,630 shares. Each such grant has an exercise price per share equal to $12.125, the fair market value of the Common Stock on the grant date, and has a term of ten (10) years measured from such grant date. The options become exercisable for all the option shares on the first anniversary of the grant date, subject to earlier termination in the event of the optionee's cessation of Board service prior to such time. In addition, the options will immediately accelerate in full upon an acquisition of the Company, unless the options are assumed by the successor corporation.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company's Certificate of Incorporation and Bylaws provide for indemnification of all directors and officers. Each director and officer of the Company has entered into a separate indemnification agreement with the Company.

STOCKHOLDER APPROVAL

         The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the 2000 Annual Meeting is required for approval of Proposal One.


                                       6.

                    PROPOSAL TWO--APPROVAL OF AN AMENDMENT TO
             THE COMPANY'S AMENDED 1991 EMPLOYEE STOCK PURCHASE PLAN

GENERAL

         At the 2000 Annual Meeting, the stockholders are also being asked to approve an amendment to the Company's Amended 1991 Employee Stock Purchase Plan (the "Purchase Plan") which will increase the number of shares of Common Stock issuable thereunder by an additional 700,000 shares. The proposed share increase will allow the Company to maintain a sufficient share reserve to provide the Company's employees with the continuing opportunity to acquire an equity interest in the Company through a payroll deduction based stock purchase program. In addition, accounting rules require sufficient shares in the Purchase Plan to cover future purchases of shares for the current offering period (two years). If there are insufficient shares, the Company could face adverse accounting consequences, including potentially material non-cash compensation charges in future periods.

         The Purchase Plan was initially adopted by the Board in August 1991 and was approved by the stockholders at the May 12, 1992 Annual Meeting. The Purchase Plan has subsequently been amended on several occasions to increase the number of issuable shares and to make certain other changes to the Purchase Plan, and each such amendment has been approved by the stockholders. The Amended 1991 Employee Stock Purchase Plan was amended and restated by the Board of Directors effective March 1, 2000 to increase the number of shares reserved, subject to stockholder approval. The Purchase Plan is intended to meet the requirements of an "employee stock purchase plan," as defined in Section 423 of the Internal Revenue Code (the "Code").

         The following is a summary of the principal features of the amendment to the Purchase Plan. The summary, however, does not purport to be a complete description of all the provisions of the Purchase Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Corporate Secretary at the Company's corporate offices in Redwood City, California.

SHARE RESERVE

         A total of 1,975,000 shares of Common Stock has been reserved for issuance to date under the Purchase Plan, assuming approval by the stockholders of the 700,000 share increase which is the subject of this Proposal Two.

         In the event that any change is made to the outstanding shares of Common Stock by reason of any recapitalization, reincorporation, stock split, stock dividend or other change in corporate structure without the Company's receipt of consideration, appropriate adjustments will be made to (i) the number and/or class of securities issuable under the Purchase Plan, (ii) the maximum number and/or class of securities purchasable per participant per offering period and (iii) the number and/or class of securities subject to each outstanding purchase right and the purchase price payable per share.

ADMINISTRATION

         The Purchase Plan is currently administered by the Compensation Committee of the Board (the "Plan Administrator") and, in such capacity, the Plan Administrator has full authority to adopt administrative rules and procedures and to interpret the provisions of the Purchase Plan. All costs and expenses incurred in administration of the Purchase Plan will be paid by the Company without charge to participants. Day-to-day administration of the Purchase Plan is the responsibility of Company management.

ELIGIBILITY

         Generally, any employee of the Company who is employed by the Company at the beginning of an offering period will be eligible to participate in the Purchase Plan for as long as he or she remains an eligible employee.

         As of December 31, 1999, approximately 70 employees (including officers and an employee director) were participating in the Purchase Plan.

OFFERING PERIODS; PURCHASE RIGHTS

         The Purchase Plan is implemented with consecutive and overlapping offering periods of a duration determined by the Plan Administrator. In the absence of express action by the Plan Administrator, each of two offering periods will begin on or around April 1 and October 1, respectively, and last for a period of twenty-four (24) months each. The first offering period commenced on October 1, 1991 and concluded on March 31, 1992, and subsequent offering periods have been implemented since April 1, 1992 and October 1, 1992. No offering period may exceed a period of twenty-four (24) months.


                                       7.

         Each participant will have a separate purchase right for each offering period in which he or she participates. Offering periods are each divided into four six-month purchase periods, and the participant's purchase right will be granted on the first day of the offering period and will be automatically exercised in successive installments on the last trading day of each such semi-annual purchase period. Each purchase right entitles the participant to purchase the whole number of shares of Common Stock obtained by dividing the participant's payroll deductions for each purchase period by the purchase price in effect for that period.

         If the fair market value of the Common Stock on the exercise date at the end of the purchase period is lower than the fair market value on the trading day before the first day of the offering period, then all participants in such offering period will be automatically withdrawn from such offering period immediately after the exercise of their purchase rights on that purchase date and will be automatically re-enrolled in the next offering period.

PURCHASE PRICE

         The purchase price per share under the Plan is a designated percentage of the lower of (i) the fair market value of a share of Common Stock on the trading day before the first day of the applicable offering period or (ii) the fair market value of a share of Common Stock on the exercise date which is the last trading day of the applicable six-month purchase period. The designated percentage is equal to eighty-five percent (85%), unless determined otherwise by the Plan Administrator, but shall in no event be less than eighty-five percent (85%).

PAYROLL DEDUCTIONS

         Each participant may authorize his or her payroll deductions for the purchase of Common Stock under the Purchase Plan in any multiple of one percent (1%), up to a maximum of fifteen percent (15%), of his or her total cash compensation from the Company. On the last trading day of each purchase period, the payroll deductions of each participant will be automatically applied to exercise the option and the purchase of whole shares of Common Stock at the purchase price in effect for such purchase period.

NEW PLAN BENEFITS

         As of March 10, 1999, no purchase rights had been granted and no shares of Common Stock had been issued on the basis of the 700,000 share increase for which stockholder approval is sought under this Proposal Two.

STOCKHOLDER APPROVAL

         The affirmative vote of the holders of a majority of the Company's voting stock present in person or represented by proxy and entitled to vote at the 2000 Annual Meeting is required for approval of the amendment increasing the share reserve under the Purchase Plan. If such approval is not obtained, then the share increase to the Purchase Plan will not become effective, and the Purchase Plan will terminate once the balance of the share reserve as last approved by the stockholders has been issued under the Purchase Plan.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF INCREASE IN THE NUMBER OF SHARES IN THE PURCHASE PLAN.

                   PROPOSAL THREE--APPROVAL OF AN AMENDMENT TO
                     THE COMPANY'S 1999 STOCK INCENTIVE PLAN

         At the 2000 Annual Meeting, stockholders will be asked to approve an amendment to the Company's 1999 Stock Incentive Plan (the "1999 Plan") which will increase the maximum number of shares reserved for issuance pursuant to option grants and stock awards under the 1999 Plan by 2,000,000 shares.

         The following is a summary of the principal features of the 1999 Plan that will be in effect if the amendment to the 1999 Plan is approved by the stockholders. However, the summary does not purport to be a complete description of all the provisions of the 1999 Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Corporate Secretary at the Company's corporate offices in Redwood City, California.

         The 1999 Plan was adopted by the Company's Board of Directors on May 11, 1999 and amends and restates the Company's 1994 Stock Option/Award Plan. The 1999 Plan was amended and restated by the Board of Directors effective March 1, 2000 to increase the number of shares reserved, subject to stockholder approval.


                                       8.

ADMINISTRATION

         The Employee Stock Option Committee is responsible for administering the 1999 Plan with respect to Restricted Stock, Stock Units, Options, Stock Appreciation Rights and other awards to be made to employees who are not executive officers of the Company and to consultants in the Company's service. The Compensation Committee of the Board administers the 1999 Plan with respect to Restricted Stock, Stock Units, Options, Stock Appreciation Rights and other awards to be made to executive officers of the Company, who are subject to the short-swing profit restrictions of Section 16(b) of the Securities Exchange Act of 1934, as amended. Each such committee, acting in its administrative capacity, will be referred to as the "1999 Plan Administrator." The 1999 Plan Administrator will have complete discretion, subject to the provisions of the 1999 Plan, to authorize restricted stock, stock units, options and stock appreciation rights awards under the 1999 Plan. However, all option grants made under the Automatic Option Grant Program will be made in strict compliance with the provisions of that program, and no administrative discretion will be exercised by the 1999 Plan Administrator with respect to the grants made under such program.

SHARE RESERVE

         The aggregate number of shares that has been reserved for issuance over the term of the 1999 Plan to date is 7,916,000 shares of Common Stock, which will be increased by 2,000,000 shares to 9,916,000 shares of Common Stock upon approval by the stockholders of this Proposal Three. As of December 31, 1999, 1,446,982 shares of Common Stock remained available for issuance pursuant to option grants and stock awards under the 1999 Plan. Assuming approval of this Proposal Three, that number will be increased by 2,000,000 shares to 3,446,982 shares of Common Stock. In no event may any one participant in the 1999 Plan be granted Restricted Stock, Stock Units or Stock Appreciation Rights awards for more than 1,200,000 shares in the aggregate under the 1999 Plan. In addition, no participant in the 1999 Plan may receive options in a calendar year that exceed twenty-five percent (25%) of the shares authorized for award under the 1999 Plan.

         In the event any change is made to the outstanding shares of Common Stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to the class and number of securities issuable (on both an aggregate and per-participant basis) under the 1999 Plan and under each outstanding option and equity-based award. Appropriate adjustments will also be made to the exercise price (if any) payable per share under the outstanding options and equity-based awards.

EQUITY INCENTIVE PROGRAMS/ELIGIBILITY

         The 1999 Plan consists of (i) Discretionary Option Grants, (ii) equity-based awards under which the 1999 Plan Administrator may award restricted stock, stock units and stock appreciation rights (collectively, "Equity-Based Awards"), and (iii) an Automatic Option Grant Program. Employees (including officers and directors) of the Company and its subsidiaries will be eligible to participate in the Discretionary Option Grant and Equity-Based Award Programs. Only the non-employee Board members will be eligible to participate in the Automatic Option Grant Program.

         As of December 31, 1999, approximately 84 employees (including officers and an employee director), no independent contractors or consultants, and five
(5) non-employee members of the Board were eligible to participate in the 1999 Plan.

DISCRETIONARY OPTION GRANTS

         The 1999 Plan Administrator may grant nonqualified stock options, incentive stock options (which are entitled to favorable tax treatment), or a combination thereof under the 1999 Plan. The number of shares of the Company's Common Stock covered by each option granted to a participant will be determined by the 1999 Plan Administrator, but no participant may be granted options in a calendar year that exceed 25% of the shares authorized for award under the 1999 Plan.

         Options become exercisable at the times and on the terms established by the 1999 Plan Administrator. Options expire at the times established by the 1999 Plan Administrator but not later than ten (10) years after the date of grant. The 1999 Plan Administrator may extend the maximum term of any option granted under the 1999 Plan, subject to such ten (10)-year limit.

EQUITY-BASED AWARD PROGRAM

         The 1999 Plan Administrator may grant stock appreciation rights and such grants may be made in conjunction with options. The number of shares covered by each stock appreciation right will be determined by the 1999 Plan Administrator. Upon exercise of a stock appreciation right, the participant will receive payment from the Company in an amount determined by multiplying
(1) the difference between the fair market value of a share of the Company's Common Stock on the date of exercise over the grant price (fair


                                       9.

market value of a share on the grant date), times (2) the number of shares with respect to which the stock appreciation right is exercised. Stock appreciation rights may be paid in cash or shares of the Company's Common Stock, as determined by the 1999 Plan Administrator. Stock appreciation rights are exercisable at the times and on the terms established by the 1999 Plan Administrator.

         The 1999 Plan Administrator may award shares of Common Stock that are generally not paid for, but which are not transferable unless certain conditions are met. Such an award is called restricted stock. When the restricted stock award conditions are satisfied, then the participant is vested in the shares and has ownership of the shares. At any particular point in time, the participant may be partially vested, fully vested or not vested at all in the restricted stock that was awarded.

         The 1999 Plan Administrator may also award stock units. A stock unit is a bookkeeping entry that represents the equivalent of a Company share of Common Stock. A stock unit is similar to restricted stock in that the 1999 Plan Administrator will establish performance goals and/or other conditions that must be satisfied before the participant can receive any benefit from the stock unit. A written stock unit award agreement specifies the performance goals and any other terms and conditions that apply. When the participant satisfies the conditions of the stock unit award agreement, the Company will pay the participant for the vested stock units with either cash or Company shares. The amount received will depend upon the degree of achievement of the performance goals, although the 1999 Plan Administrator has discretion to reduce or waive any performance objectives after the award.

AUTOMATIC OPTION GRANT PROGRAM

         AUTOMATIC GRANTS. Non-employee Board members will receive option grants under this program as follows: Each non-employee Board member will automatically receive an option grant for 6,000 shares on the first trading day in June following his or her initial election or appointment at any time on or after June 1, 1994. However, any non-employee Board member who is first elected or appointed as such between June 1 and December 31 of any year (and who is not already serving on the Board at that time) will receive an automatic option grant on the date of such initial election or appointment for the number of shares he or she would have received on the first trading day in June of that year had he or she then been eligible. In addition, on the anniversary of each Board member's initial automatic option grant on the first trading day in June, each such continuing non-employee Board member will automatically receive an additional nonstatutory option for that number of shares equal to 110% of the number of shares he or she received under the previous year's automatic option grant.

         TERMS. Each automatic option grant to the non-employee Board members will have an exercise price per share equal to one hundred percent (100%) of the fair market value per share of Common Stock on the option grant date. The options will have a maximum term of ten (10) years measured from the grant date, subject to earlier termination at the end of the three (3)-month period measured from the date of the optionee's cessation of Board service for any reason other than his or her disability or death, and the end of the twelve
(12)-month period measured from such date in the event the optionee's service terminates by reason of his or her disability or death. Each automatic option grant will become fully exercisable for vested shares on the first anniversary of the option grant date and will remain exercisable until the earlier to occur of (i) the expiration of the option term or (ii) the termination of the option in connection with the optionee's termination of service or an acquisition of the Company.

AMENDMENT AND TERMINATION

         The Board may amend or modify the 1999 Plan in any or all respects whatsoever, subject to any required stockholder approval. The Board may terminate the 1999 Plan at any time, and the 1999 Plan will in all events terminate on January 1, 2004.

NEW PLAN BENEFITS

         As of March 10, 2000, no awards have been made under the 1999 Plan on the basis of the 2,000,000 share increase for which stockholder approval is sought as part of this Proposal. Other than the annual automatic option grants to non-employee directors, all other awards are made at the discretion of the applicable Plan Administrator.

FEDERAL INCOME TAX CONSEQUENCES

         A recipient of a stock option or stock appreciation right will not have taxable income upon the grant of the option. For options and stock appreciation rights other than incentive stock options, the participant will recognize ordinary income upon exercise in an amount equal to the excess of the fair market value of the shares over the exercise price (the "Appreciation Value") on the date of exercise. Any gain or loss recognized upon any later disposition of the shares generally will be capital gain or loss.

         A participant is not deemed to receive any taxable income at the time an award of stock units is granted, nor is the Company entitled to a tax deduction at that time. Employment taxes may be withheld at the time of the award of vested stock units. When vested stock units and any dividend equivalents are settled and distributed, the participant is deemed to receive an amount of ordinary


                                      10.

income equal to the amount of cash and/or the fair market value of shares received. This income is subject to withholding taxes for employees or former employees. The Company is allowed a tax deduction in an amount equal to the ordinary income that the participant is deemed to receive.

         The acquisition of shares upon exercise of an incentive stock option will not result in any taxable income to the participant, except for purposes of the alternative minimum tax. Gain or loss recognized by the participant on a later sale or other disposition of such shares will either be long-term capital gain or loss or ordinary income, depending upon whether the participant holds the shares transferred upon the exercise for a specified period. Any ordinary income recognized will be in the amount, if any, by which the lesser of the fair market value of such shares on the date of exercise or the amount realized from the sale or other disposition exceeds the option price.

         Unless the participant elects to be taxed at the time of receipt of restricted stock, the participant will not have taxable income upon the receipt of the award, but upon vesting will recognize ordinary income equal to the fair market value of the shares or cash received at the time of vesting.

         At the discretion of the 1999 Plan Administrator, the 1999 Plan allows a participant to satisfy tax withholding requirements under federal and state tax laws in connection with the exercise or receipt of an Award by electing to have shares of Common Stock withheld, and/or by delivering to the Company already-owned shares, such shares having a value equal to the amount required to be withheld.

STOCKHOLDER APPROVAL

         The affirmative vote of the holders of a majority of the Company's voting stock present in person or represented by proxy and entitled to vote at the 2000 Annual Meeting is required for approval of the amendment to the 1999 Plan. Should such stockholder approval not be obtained, then the 2,000,000 share increase to the authorized share reserve under the 1999 Plan will not be implemented and any awards granted on the basis of that increase will immediately terminate without becoming exercisable for the shares of Common Stock or other consideration subject to those options and awards, and no additional options or awards will be granted on the basis of such share increase. The 1999 Plan will, however, continue to remain in effect, and option grants and awards may continue to be made pursuant to the provisions of the 1999 Plan in effect prior to the amendment summarized in this Proposal Three, until the available reserve of Common Stock as last approved by the stockholders has been issued pursuant to the exercise of options granted or awards made under the 1999 Plan.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF INCREASE IN THE NUMBER OF SHARES IN THE 1999 PLAN.

               PROPOSAL FOUR--RATIFICATION OF INDEPENDENT AUDITORS

         The Board of Directors has appointed the firm of Ernst & Young LLP, independent auditors for the Company during fiscal year 1999, to serve in the same capacity for the year ending December 31, 2000, and is asking the stockholders to ratify this appointment.

         In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Board of Directors believes that such a change would be in the best interests of the Company and its stockholders.

         Representatives of Ernst & Young LLP are expected to be present at the 2000 Annual Meeting and will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

STOCKHOLDER APPROVAL

         The affirmative vote of the holders of a majority of the Company's voting stock present in person or represented by proxy and entitled to vote at the 2000 Annual Meeting is required to ratify the selection of Ernst & Young LLP as the Company's independent auditors.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP TO SERVE AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.


                                      11.

                  SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS

         The following table lists all persons known by Cygnus to own beneficially, as of March 10, 2000, five percent or more of the outstanding shares of its Common Stock. On December 31, 1999 there were 25,411,183 shares of Cygnus Common Stock outstanding.

                                                                                                    NUMBER OF
                                                                                                      SHARES
                                                                                                   BENEFICIALLY       APPROXIMATE
NAME AND ADDRESS OF BENEFICIAL OWNER                                                                  OWNED          PERCENT OWNED
------------------------------------                                                                  -----          -------------

Amerindo Investment Advisors, Inc.............................................................      2,196,600(1)         8.27%
     388 Market Street, Suite 950
     San Francisco, CA 94111

FMR Corp......................................................................................      1,666,650(2)         6.27%
     82 Devonshire Street
     Boston, MA  02109-3614

-----------

(1) Information as of December 31, 1999, per Schedule 13G/A filed pursuant to Rule 13d-1(c) of the Securities Exchange Act of 1934, as amended.

(2) Information as of December 31, 1999, per Schedule 13G filed pursuant to Rule 13d-1(c) of the Securities Exchange Act of 1934, as amended.


                                      12.

         SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of March 10, 2000 by: (i) each director; (ii) the Chief Executive Officer and the four other most highly compensated executive officers for the year ended December 31, 1999 (the "Named Executive Officers"), and (iii) all directors and executive officers as a group.

                                                                                            NUMBER OF
                                                                                              SHARES
                                                                                           BENEFICIALLY           APPROXIMATE
NAME OF BENEFICIAL OWNER                                                                     OWNED(1)          PERCENT OWNED(2)
------------------------                                                                   ------------        ----------------
Neil R. Ackerman......................................................................             262,947             *
Craig W. Carlson......................................................................             140,388             *
Frank T. Cary.........................................................................              79,925             *
Gary W. Cleary........................................................................             659,399           2.48%
John C Hodgman........................................................................             296,559           1.12%
Andre F. Marion.......................................................................              41,295             *
Barbara G. McClung....................................................................              39,663             *
Richard G. Rogers.....................................................................              36,486             *
Walter B. Wriston.....................................................................              62,125             *
All executive officers and directors as a group (9 persons)...........................           1,618,787           6.09%


-----------

*        Less than 1% of the shares outstanding.

(1) This disclosure is made pursuant to certain rules and regulations promulgated by the Securities and Exchange Commission and, in certain instances, the number of shares shown as being beneficially owned may not be deemed to be beneficially owned for other purposes. Includes options to purchase shares exercisable within 60 days of March 10, 2000 in the following amounts: Mr. Ackerman, 221,398 shares; Mr. Carlson, 128,605 shares; Mr. Cary, 35,079 shares; Mr. Cleary, 208,572 shares; Mr. Hodgman, 245,468 shares; Mr. Marion, 40,295 shares; Ms. McClung, 28,437 shares; Mr. Rogers, 27,435 shares; Mr. Wriston, 56,925 shares; and all directors and executive officers as a group, 992,214 shares.

(2) Percentage of outstanding Common Stock and of Common Stock that may be acquired upon exercise of outstanding options on or before May 9, 2000 by the persons named above and by all directors and executive officers as a group.


                                      13.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

         The following table provides certain summary information concerning compensation paid or accrued by the Company to the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (determined as of December 31, 1999) (hereinafter referred to as the "named executive officers") for the fiscal years ended December 31, 1999, 1998 and 1997:

                           SUMMARY COMPENSATION TABLE

                                                 ANNUAL COMPENSATION              LONG-TERM COMPENSATION
                                                 -------------------              ----------------------
                                                                                          AWARDS
                                                                                          ------
                                                                     OTHER
                                                                     ANNUAL      RESTRICTED      SECURITIES
                                                          BONUS     COMPEN-     STOCK AWARDS     UNDERLYING         ALL OTHER
NAME AND PRINCIPAL POSITION       YEAR    SALARY ($)      ($)(1)   SATION ($)      ($)(2)       OPTIONS (#)      COMPENSATION ($)
---------------------------       ----    ----------      ------   ----------   ------------    -----------      ----------------


John C Hodgman................     1999     $311,538      $300,000        $-                        90,000
Chairman, President and            1998      245,481           -0-         -       $225,000        230,329
Chief Executive Officer            1997      193,771       130,020         -                       105,600

Gary W. Cleary................     1999     $188,283           -0-         -                        30,000            $131,000(3)
Chairman Emeritus of the           1998      259,596           -0-         -        $80,000         83,630
Board                              1997      246,930       105,439         -                        80,000

Neil R. Ackerman..............     1999     $244,038      $200,000         -                        60,000
Senior Vice President,             1998      217,518           -0-         -       $150,000        105,565                      -
Research and Development           1997      205,115       100,096         -                       107,400
and Scientific Affairs

Barbara G. McClung............     1999     $202,635      $140,000         -                        70,000
Senior Vice President,             1998      160,808           -0-         -       $100,000         55,000
General Counsel and                1997
Secretary

Craig W. Carlson..............     1999     $192,115      $165,000         -                        75,000
Senior Vice President,             1998      163,365           -0-         -       $125,000         72,155
Finance and Chief Financial        1997      147,965        72,207         -                        67,900
Officer

-----------

(1) Represents amounts which were accrued in the indicated year under the Company's employee bonus plan, in which all employees of the Company participate.

(2) A bonus in the form of a Restrictive Stock grant was issued on February 26, 1999 to certain executive officers in lieu of a cash bonus for 1998. The restriction on the stock was lifted on July 1, 1999. The valuation amount is based on the February 26, 1999 stock price of $5.75 per share.

(3) On July 9, 1999, Mr. Cleary resigned as Chief Technical Officer and on February 22, 2000, Mr. Cleary resigned from the Board of Directors. This amount represents the first of two equal payments to Mr. Cleary under an employment agreement.


                                      14.

STOCK OPTIONS

         The following table sets forth information concerning the grant of stock options in fiscal year 1999 under the Company's 1999 Stock Incentive Plan to each of the named executive officers. No stock appreciation rights were granted to the named executive officers during such fiscal year:

                        OPTION GRANTS IN LAST FISCAL YEAR


                                         INDIVIDUAL GRANTS
                                       ---------------------
                                                                                                      POTENTIAL REALIZED VALUE ($)
                                                                                                       AT ASSUMED ANNUAL RATES OF
                                                                                                      STOCK PRICE APPRECIATION FOR
                                                                                                             OPTION TERM(1)
                                                                                                 -----------------------------------
                                   NUMBER OF
                                  SECURITIES
                                  UNDERLYING
                                   OPTIONS   PERCENT OF TOTAL OPTIONS  EXERCISE OR BASE
                                   GRANTED    GRANTED TO EMPLOYEES          PRICE        EXPIRATION
                                   (#)(2)         FISCAL YEAR             ($/SH)(3)         DATE      0%        5%         10%
                                   ------         -----------             ---------         ----      --        --         ---

John C Hodgman................     90,000             9.71%                $5.75         2/26/2009    --     $325,453    $824,762

Gary W. Cleary................     30,000             3.24%                $5.75         2/26/2009    --     $108,484    $274,921

Neil R. Ackerman..............     60,000             6.47%                $5.75         2/26/2009    --     $216,969    $549,841

Barbara G. McClung............     50,000             5.39%                $5.75         2/26/2009    --     $180,807    $458,201
                                   20,000             2.16%                11.13         7/12/2009    --     $139,929    $354,608

Craig W. Carlson..............     75,000             8.09%                $5.75         2/26/2009    --     $271,211    $687,301

-----------

(1) Potential realizable value is based on an assumption that the stock price of the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the ten
         (10)-year option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth.

(2) Generally, stock option grants become vested and excercisable for (i) 25% of the underlying shares on the first anniversary of the grant date and (ii) for the balance of the shares in a series of thirty-six (36) successive equal monthly installments over the optionee's thirty-six
         (36)-month period of service thereafter. These options have a term of ten (10) years measured from the grant date.

(3) The exercise price may be paid in (i) cash, (ii) shares of Common Stock held for the requisite period to avoid a charge to the Company's earnings for financial reporting purposes, (iii) through a same-day sale program or (iv) subject to the discretion of the 1999 Plan Administrator, by delivery of a full-recourse, secured promissory note payable to the Company. However, since the inception of the 1999 Plan, payments for shares of Common Stock acquired pursuant to the exercise of options have been made only in cash.


                                      15.

         The following table sets forth information with respect to the Named Executive Officers concerning exercise of options during the 1999 fiscal year and unexercised options held as of the end of that fiscal year. No stock appreciation rights were exercised by such Named Executive Officers during such fiscal year and no Stock Appreciation Rights were held by them at the end of such fiscal year.

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL-YEAR END OPTION VALUES

                                                                 NUMBER OF SECURITIES                  VALUE OF UNEXERCISED
                                                                UNDERLYING UNEXERCISED                     IN-THE-MONEY
                                                                 OPTIONS AT FY END(#)                 OPTIONS AT FY END($)(2)
                                                                 --------------------                 -----------------------

                               SHARES
                              ACQUIRED         VALUE
                            ON EXERCISE      REALIZED
          NAME                  (#)           ($)(1)        EXERCISABLE       UNEXERCISABLE       EXERCISABLE      UNEXERCISABLE
          ----                  ---           ------        -----------       -------------       -----------      -------------

John C Hodgman.........        96,180     $1,214,058          198,615             276,459          $1,028,957        $3,271,970
Gary W. Cleary.........        50,725        633,303          198,890              73,882           1,417,093           697,707
Neil R. Ackerman.......        27,200        369,113          212,453             164,057           1,407,481         1,698,584
Barbara G. McClung.....        11,212        167,227           10,104             103,684               7,815         1,116,505
Craig W. Carlson.......        63,700        672,198          103,856             144,994             320,029         1,582,132

-----------

(1)      Market value on the date of exercise, less option exercise price.

(2) Market value of shares covered by in-the-money options on December 31, 1999 ($18.25), less the option exercise price. Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price.

EMPLOYMENT AND CHANGE IN CONTROL CONTRACTS

         The Company entered into an employment agreement dated as of August 28, 1998 with Gary W. Cleary whose employment terminated with the Company on July 9, 1999. Mr. Cleary also resigned from the Board of Directors effective February 22, 2000. The employment agreement provided for the payment to Mr. Cleary of two lump sum payments of $131,000 each on July 9, 1999, and on January 9, 2000. This amount was calculated from Mr. Cleary's 1999 annual salary. Thus, the Company paid Mr. Cleary $262,000 over a twelve-month period, plus expenses.

         The Company has entered into agreements with all of its executive officers relating to a change in control of the Company. These agreements generally provide that if, within five months prior to a change in control or within twenty-four (24) months after a change in control of the Company, employment with the Company is terminated by the Company other than for cause, disability or retirement or by the officer for good reason, then as severance pay the Company shall pay such officer one times his or her annual base salary plus bonus. In addition, all stock options immediately become fully vested. The agreements continued until December 31, 1999 and are automatically renewed thereafter for additional one-year periods unless either party provides the other notice of non-renewal. No such notice of non-renewal was provided to the Company by any party and all agreements were automatically renewed for an additional one-year period until December 31, 2000. In addition, the agreements continue in effect for twenty-seven (27) months beyond the term provided if a change in control of the Company occurs during the term of the agreement.

         The Company has also entered into employment agreements with all of its executive officers. The agreements generally provide that, if employment with the Company is terminated by the Company other than for cause, disability, or retirement, then as severance pay the Company shall pay such officer over a period of twelve months his or her annual base salary plus bonus, unless such officer becomes a regular full-time employee of another employer. In addition, the vesting schedule of any stock options granted to such officer is accelerated up to 20% of the total number of unvested shares. Also, during the first five months of post-employment, vesting continues at the rate of 1% per month. The agreements continue until February 28, 2000 and are automatically renewed thereafter for an additional one-year period unless either party provides the other notice of non-renewal. No such notice of non-renewal was provided to the Company by any party and all agreements were automatically renewed for an additional one-year period.


                                      16.

                          COMPENSATION COMMITTEE REPORT

GENERAL

         Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, the following report and the Performance Graph which follows shall not be deemed to be incorporated by reference into any such filing.

         The Compensation Committee of the Board of Directors (the "Committee") exercises broad oversight responsibilities regarding executive compensation and determines the total compensation of executive officers. The Committee is composed exclusively of independent, non-employee directors. The Committee sets the base salary of the Company's executive officers and administers the Company's Stock Incentive Plan under which stock option grants may be made to executive officers and other employees. In addition, the Committee administers the Company's Incentive Bonus Plan, under which the Company's executive officers and other employees may receive a bonus based upon the accomplishment of corporate goals as well as individual performance, and considers and approves management succession for all of the Company's officers.

         The fundamental policy of the Committee is to attract and retain individuals of high caliber to serve as executive officers of the Company, to motivate their performance in the achievement of aggressive business plans, to achieve the Company's strategic objectives and to align the interests of executive officers with the long-term interest of stockholders by optimizing stockholder value in a rapidly changing healthcare environment. Because the Company's underlying philosophy is "pay-for-performance," each executive's total compensation is based on the overall performance of the Company and the executive as an individual. Accordingly, each executive officer's compensation package is comprised of three components: (i) base salary, which reflects individual performance and is designed primarily to be competitive with the base salary levels of other companies within the industry of comparable size to the Company; (ii) annual variable bonus awards, which are tied to the achievement of the Company's performance goals established and approved by the Board of Directors (as described more fully in the section entitled "Annual Incentive Compensation" herein); and (iii) stock options, which align and strengthen the mutuality of interests between the executive officers and stockholders.

         In designing and administering its executive compensation program, the Company attempts to strike an appropriate balance among these various elements, each of which is discussed in greater detail below.

FACTORS

         The process involved and the factors considered in the executive compensation determination for fiscal year 1999 are summarized below. It is expected that this process will remain the same in fiscal year 2000. However, the Committee may, at its discretion, apply a different set of factors in setting executive compensation in the future in order to further enhance the basic concept of "pay-for-performance."

SALARY LEVELS

         In establishing the base salary level for each executive officer, the Committee considers executive compensation data compiled from surveys of biotechnology, pharmaceutical and high technology companies. The Company identifies and the Committee selects comparative companies on the basis of a number of factors, such as their size and organizational complexity, the nature of their business, the geographic regions in which they operate, the structure of their compensation programs (including the extent to which they rely on bonuses and other "at risk" forms of compensation) and the availability of compensation information. The companies with whom Cygnus compares its compensation practices are not necessarily those included in the indexes used to compare stockholder return in the Stock Performance Chart. The Company's Human Resources Department, in an effort to obtain a broad base of data, participates in a number of compensation surveys and obtains commercially available survey data. This information is supplemented with data from proxy statements of comparative companies. The Company's salary program is designed to reward individual performance within the context of the Company's overall performance. Using survey data as a starting point, the Committee takes into account the performance of each officer based on the achievement of specific performance objectives. Other factors considered in the review include the executive's experience and adherence to the Company's core values. Annual performance reviews and formal merit increase guidelines determine individual salary adjustments.


                                      17.

ANNUAL INCENTIVE COMPENSATION

         The Incentive Bonus Plan is designed to reward executive officers for their contributions to corporate and individual objectives. The Committee's philosophy is that increasing portions of compensation should be "at risk" for such officers. The corporate and individual objectives are established at the beginning of the year by executive management and approved by the Committee and the Board of Directors. Awards are driven by a combination of Company and individual performance, compared to the objectives. Information regarding Company performance (or summaries thereof) is considered by the Committee in a subjective evaluation of overall performance of the Company and the executive officers for purposes of determining actual bonus levels. If the corporate performance objectives are not met, the plan is not funded and a bonus award is not made, regardless of individual performance. Based upon 1999 Company performance, the Compensation Committee awarded to certain executive officers a cash bonus. It is anticipated that for fiscal year 2000, the Company's Incentive Bonus Plan for executive officers and all other employees will continue to provide for performance-based bonus amounts.

LONG-TERM INCENTIVE COMPENSATION

         The Company's primary incentive for long-term performance is the utilization of stock options as a component of a competitive, performance-based compensation program. The Committee continues to believe that stock options that are granted at the current market price, as is required under the Company's stock option plan, are an excellent incentive for employees to pursue a long-term strategy that will result in increased stockholder value. The performance stock option grant program is designed to align the interests of the executive officers with those of the Company's stockholders and provide each individual with an incentive to manage the Company from the perspective of stockholders. Stock option grants to executive officers are considered annually and are intended to reflect, as well as reward, the individual's contribution to the achievement of aggressive business goals. Each option grant allows the executive officer to acquire shares of the Company's Common Stock at the fair market price on the grant date. The option vests over four (4) years and has a term of ten (10) years from the grant date. Generally, these stock options vest for 25% of the total number of shares underlying the option on the first anniversary of the grant date and for the balance in equal monthly installments over the next thirty-six (36)-month period of service. Certain options are subject to acceleration if specific performance criteria are met. Accordingly, the options will provide a return to the executive only if the market price of the underlying shares appreciates over the terms of the options and the executive remains employed by the Company.

         The guidelines for stock option grants are reviewed and set periodically, based on a comparison to survey data from other pharmaceutical, biotech and high technology companies. In 1999, the Committee considered and approved long-term incentive stock option grants for the plan participants that reflected an assessment of each individual's performance and the individual's impact on overall Company performance.

CHIEF EXECUTIVE OFFICER COMPENSATION

         Mr. Hodgman's annual salary for 1999 was $300,000 and is unchanged as of the date of the mailing of this proxy. In determining any increase in Mr. Hodgman's salary, the Compensation Committee seeks competitiveness with other companies of comparable size within the industry. In addition, Mr. Hodgman is eligible to receive an incentive bonus dependent on overall Company performance as well as his individual performance. Based upon the Committee's judgment of the overall performance of the Company and Mr. Hodgman's individual performance in 1999, he was awarded a cash bonus of $300,000. In addition, in 1999 Mr. Hodgman was granted options to purchase 90,000 shares of the Company's Common Stock under the terms and conditions of the Company's stock option plan. The exercise price of the options was equal to 100% of the fair market value of the Common Stock on the option grant date.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m)

         Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the corporation's executive officers. The limitation applies only to compensation that is not considered to be performance-based. The non-performance-based compensation to be paid to the Company's executive officers for the 1999 fiscal year did not exceed the $1 million limit per officer, nor is it expected that the non-performance-based compensation to be paid to the Company's executive officers for fiscal year 2000 will exceed that limit. The Company's 1999 Stock Incentive Plan is structured so that any compensation deemed paid to an executive officer in connection with the exercise of option grants made under that plan will qualify as performance-based compensation which will not be subject to the $1 million limitation.


                                      18.

         Because it is very unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has not taken any other action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Compensation Committee will reconsider this matter should the individual compensation of any executive officer ever approach the $1 million level.

                                              COMPENSATION COMMITTEE

                                              Frank T. Cary (Chairman)
                                              Andre F. Marion
                                              Richard G. Rogers
                                              Walter B. Wriston


                                      19.

                             STOCK PERFORMANCE GRAPH

         The following graph shows a five-year comparison of cumulative total stockholder returns for the Company, the Nasdaq U.S. Stock Market Index and the Nasdaq Pharmaceutical Index, based on an assumed $100 invested on December 31, 1995, with immediate reinvestment of dividends.

         The Company does not believe it can reasonably identify a peer group of companies on an index or line-of-business basis for the purpose of developing a comparative performance index. The Nasdaq Pharmaceutical Index includes companies which develop, manufacture and market pharmaceutical products, including biopharmaceutical products, as well as diagnostic device companies, and, in the opinion of the Company, provides a meaningful index of comparative performance.

         The comparisons in the graph below are based on historical data and are not indicative of, or intended to forecast, the possible future performance of the Company's Common Stock.

                                  CYGNUS, INC.
                                  STOCK VALUES

                                                         12/31/95      12/31/96        12/31/97        12/31/98        12/31/99

CYGNUS STOCK:
        Closing Price                                    $22.38          $14.50          $19.88           $4.88          $18.25

        Indexed  Cygnus Stock                               100     64.78999106     88.82931189     21.78284182     81.54602324

NASDAQ U.S. STOCK MARKET:
        Closing Price                                   $345.61         $425.22         $521.03         $734.05       $1,334.35

        Indexed  NASDAQ U.S. Stock Market Index             100     123.0355024     150.7577906     212.3922919     386.0854721

NASDAQ PHARMACEUTICAL:
        Closing Price                                   $396.58         $397.82         $410.78         $523.17         $973.64

        Indexed  NASDAQ Pharmaceutical Index                100     100.3114094      103.580326     131.9183326     245.5068787

                                     [GRAPHIC]


                   Total Return assumes $100 invested on December 31,1995 with immediate reinvestment of dividends.

SOURCE:    STKPERF.XLS


                                      20.

                  STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

         Proposals to be presented by stockholders of the Company at the 2001 Annual Meeting must be received by the Company at its corporate office no later than November 18, 2000. Such proposals may be included in next year's Proxy Statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.

                                  ANNUAL REPORT

         A copy of the Company's Annual Report for the fiscal year ended December 31, 1999 has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not proxy soliciting material.

                                    FORM 10-K

         THE COMPANY WILL MAIL WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND A LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO CORPORATE COMMUNICATIONS, CYGNUS, INC., 400 PENOBSCOT DRIVE, REDWOOD CITY, CA 94063.

                                  OTHER MATTERS

         The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, the persons named in the accompanying form of proxy will vote the shares represented by proxy as the Board of Directors may recommend or as the proxy holders, acting in their sole discretion, may determine.

                                By Order of the Board of Directors

                                John C Hodgman
                                CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER

Dated:   April ___, 2000


                                      21.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                  CYGNUS, INC.
                       2000 ANNUAL MEETING OF STOCKHOLDERS

         The undersigned stockholder of Cygnus, Inc. hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement for the 2000 Annual Meeting of Stockholders of Cygnus, Inc. to be held on May 9, 2000, and hereby appoints John C Hodgman, Craig W. Carlson and Barbara G. McClung, and each of or any of them, proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at such meeting and at any adjournment or postponement thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

         THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR ELECTION OF THE COMPANY'S NOMINEES AS DIRECTORS AND FOR EACH OF THE LISTED PROPOSALS, AND AS THE PROXYHOLDERS DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

--------------------------------------------------------------------------------
COMMENTS/ADDRESS CHANGE:  PLEASE MARK COMMENTS/ADDRESS BOX ON REVERSE SIDE

1.   ELECTION OF DIRECTORS                 FOR    WITHHELD FOR ALL
                                           / /          / /
     Nominees:  Frank T. Cary, John C
     Hodgman, Andre F. Marion, Richard
     G. Rogers and Walter B. Wriston.


2.   Proposal to amend the Company's       FOR      AGAINST      ABSTAIN
     Amended 1991 Employee Stock           / /        / /          / /
     Purchase Plan to increase the
     number of shares of Common Stock
     authorized for issuance over the
     term of the Purchase Plan by
     700,000 shares.

3.   Proposal to amend the Company's     FOR      AGAINST     ABSTAIN
     1999 Stock Incentive Plan to        / /        / /         / /
     increase the number of shares of
     Common Stock authorized for
     issuance thereunder by an
     additional 2,000,000 shares.

4.   Proposal to reappoint Ernst &       FOR      AGAINST     ABSTAIN
     Young LLP as the Company's          / /        / /         / /
     independent auditors for the
     2000 fiscal year.

                                              I PLAN TO ATTEND THE MEETING  / /

                                               COMMENT/ADDRESS CHANGE       / /
                                               Please mark this box if you
                                               have written comments/address
                                               change on the reverse side.

Signature(s)                                            Dated            , 2000
            -------------------------------------------      ------------
            NOTE: Please sign as name appears hereon.
            Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.